UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2007

AT&S HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-111715	20-0472144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 Manchester Trafficway, Kansas City, Missouri 64129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (816) 765-7771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 22, 2007, AT&S Holdings, Inc. announced that its subsidiary American Trailer and Storage, Inc. ("American Trailer”) had entered into an agreement to purchase the semi-trailer and storage container lease fleets of Warehouse on Wheels, Trailer Sales, Inc., and Trailer Leasing, Inc., all Lincoln, Nebraska-based companies.

Item 2.01 Completion of Acquisition or Disposition of Assets
On the same day, American Trailer closed on the purchase agreements with Warehouse on Wheels, Trailer Sales, Inc., and Trailer Leasing, Inc.  The assets purchased consisted of 145 containers, 144 semi-trailers, and the rights under certain rental agreements related to containers and semi-trailers leased by Warehouse on Wheels, Trailer Sales, Inc., and Trailer Leasing, Inc. to their customers.  Of the semi-trailers purchased, 63 are subject to purchase by third-parties under agreements between Trailer Leasing and the third-parties, which agreements were assumed by American Trailer.

The total purchase price for the assets was $2,155,608.

A copy of the press release announcing the transaction is attached as Exhibit 9.1.

Item 9.01 Exhibits

(d) Exhibits

9.1  Company’s press release dated August 23, 2007.
9.2  Purchase agreement between American Trailer and Storage and Warehouse on Wheels.
9.3  Purchase agreement between American Trailer and Storage and Trailer Sales, Inc. and Trailer Leasing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&S HOLDINGS, INC.

/s/ Richard G. Honan
Richard G. Honan
Chief Executive Officer

Date: August 28, 2007